NEWS RELEASE
California Resources Corporation Closes Combination with Berry Corporation

LONG BEACH, Calif., Dec. 18, 2025 (GLOBE NEWSWIRE) -- California Resources Corporation (NYSE: CRC) (“CRC”) today closed its all-stock combination with Berry Corporation (bry) (NASDAQ: BRY) (“Berry”). The transaction enhances CRC’s premier California portfolio of long-lived, low-decline conventional assets with significant development upside and adds strategic optionality in the Uinta basin.

“CRC is entering 2026 stronger than ever, ready to build on our operational momentum and deliver meaningful synergies for our shareholders,” said Francisco Leon, CRC’s President and Chief Executive Officer. “This transaction adds high-quality assets in our core San Joaquin Basin and enhances cash flow durability and operating efficiencies as we build a stronger, more durable platform aimed to deliver sustainable shareholder value.”

Mr. Leon continued, “I would like to thank the CRC, Berry and C&J employees for all their hard work in getting this deal across the finish line. Together, I am confident we can continue to improve our impressive operational track record and position CRC for even greater long-term success.”

Under the terms of the definitive agreement, Berry’s former equity holders received approximately 5.6 million shares of CRC common stock, having an approximate aggregate value of $253 million based on CRC’s closing share price on December 17, 2025.

CRC expects to provide full-year 2026 guidance in conjunction with its year-end and fourth quarter 2025 earnings release. The combined company will be headquartered in Long Beach, California and led by CRC’s executive team.

About California Resources Corporation

California Resources Corporation (CRC) is an independent energy and carbon management company committed to energy transition. CRC is committed to environmental stewardship while safely providing local, responsibly sourced energy. CRC is also focused on maximizing the value of its land, mineral ownership, and energy expertise for decarbonization by developing CCS and other emissions reducing projects. For more information about CRC, please visit www.crc.com.

Forward-Looking Statements

This document contains statements that CRC believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts are forward-looking statements, and include statements regarding CRC's future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and plans and objectives of management for the future. Words such as “expect,” “could,” “may,” “anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy” or similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

Although CRC believes the expectations and forecasts reflected in its forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond CRC’s control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause CRC’s actual results to be materially different from those described in the forward-looking statements include: (i) the ability to successfully integrate Berry’s operations, systems, and personnel and to realize anticipated synergies, efficiencies, and cost savings on the expected timeline or at all; (ii) risks associated with the alignment of accounting, reporting, and operational processes following the transaction; (iii) the accuracy of preliminary 2026 production and capital guidance and the company’s ability to achieve expected operational performance or cost targets; (iv) fluctuations in commodity prices and differences between realized and benchmark pricing; (v) the availability of capital and CRC’s ability to manage leverage, liquidity, and financing costs; (vi) the impact of state and federal legislative, regulatory, or policy developments—particularly those relating to climate change, air quality, greenhouse gas emissions, or permitting in California; (vii) operational risks, including those related to drilling, completions, workover activity, infrastructure reliability, and supply chain disruptions; (viii) general economic, market, and business conditions affecting demand for energy in California and the western United States; and (ix) those expressed in CRC’s other forward-looking statements including those factors discussed in Part I, Item 1A – Risk Factors in CRC’s Annual Report on Form 10-K and its other filings with the U.S. Securities and Exchange Commission (the “SEC”) available at www.crc.com (“CRC’s SEC Filings”). The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in CRC’s SEC Filings.

CRC cautions you not to place undue reliance on forward-looking statements contained in this document, which speak only as of the filing date, and the company undertakes no obligation to update this information. This document may also contain information from third party sources. This data may involve a number of assumptions and limitations, and CRC has not independently verified them and does not warrant the accuracy or completeness of such third-party information.

Contacts:

Joanna Park (Investor Relations) 818-661-3731 Joanna.Park@crc.com	Daniel Juck (Investor Relations) 818-661-6045 Daniel.Juck@crc.com	Hailey Bonus (Media) 714-874-7732 Hailey.Bonus@crc.com